                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 4, 2002

                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                 1-8865
(State or Other Jurisdiction             (Commission File Number)
        of Incorporation)

                                  88-0200415
                                (IRS Employer
                              Identification No.)

         2724 North Tenaya Way
             Las Vegas, Nevada                         89128
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (702) 242-7000

                        Item 9. Regulation FD Disclosure

On  Tuesday,  January 8, 2002,  members of senior  management  of Sierra  Health
Services,  Inc., or Sierra, are scheduled to appear at the JPMorgan H&Q 20th
Annual  Healthcare  Conference.  Sierra's  presentation  is expected to begin at approximately 3:00 p.m. Pacific Time. Investors, analysts and the general public are invited to listen to a live webcast of this  presentation  over the Internet by visiting the investors page of our website at www.sierrahealth.com.

Anyone  listening to Sierra  management  presentations  will be presumed to have read Sierra's  Annual Report on Form 10-K for the year ended  December 31, 2000, and Quarterly  Reports on Form 10-Q for the periods  ended March 31, 2001,  June
30, 2001 and  September  30, 2001.  Additionally,  an archive of Sierra's  third quarter,  2001 earnings call, originally broadcast on October 25 is available on the investors  page of Sierra's  website.  Listeners  should  review  cautionary statements under  "Management's  Discussion and Analysis of Financial  Condition
and Results of Operations."

Any statements made or issued that are not historical facts are  forward-looking and should be  considered  in  connection  with  certain  cautionary  statements contained  in our  Current  Report  on Form  8-K  dated  March  20,  2001.  Such statements  are made  pursuant to the "safe  harbor"  provisions  of the Private
Securities  Litigation  Reform Act of 1995 and identify  important  risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                  SIERRA HEALTH SERVICES, INC.
                                  (Registrant)

Date:  January 4, 2002            /S/ PAUL H. PALMER

                                  Paul H. Palmer
                                  Vice President
                                  Chief Financial Officer and Treasurer
                                  (Chief Accounting Officer)